Exhibit 10.22b

DEED OF TRUST,

SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES

AND FIXTURE FILING

from

GREEN PLAINS ORD LLC, a Delaware limited liability company,

as Trustor

to

TICOR TITLE INSURANCE COMPANY,

as Trustee

for the benefit of

AGSTAR FINANCIAL SERVICES, PCA,

as Agent for the Banks, the Beneficiary

dated

July 2, 2009

IT IS UNDERSTOOD THAT THIS DEED OF TRUST SECURES BOTH REAL AND PERSONAL PROPERTY, INCLUDING FIXTURES.  THIS INSTRUMENT SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES, EXTENSIONS OF TIME FOR PAYMENT AND OTHER MODIFICATIONS IN THE TERMS OF THE OBLIGATIONS.

_____________________________________________________________________________

FUTURE ADVANCES ARE SECURED HEREBY

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DEED OF TRUST,

SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES

AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (hereinafter referred to as this “Deed of Trust”) made this 2nd day of July, 2009, by and between GREEN PLAINS ORD LLC, a Delaware limited liability company (the “Trustor”), whose mailing address is 9420 Underwood Ave., Suite 100, Omaha NE 68102, to TICOR TITLE INSURANCE COMPANY, a title insurer authorized to do business in and under the laws of the State of Nebraska, as Trustee (the “Trustee”), whose address for purposes of this Deed of Trust is 1545 M. Street, Ord, Nebraska  68862; FOR THE BENEFIT OF AGSTAR FINANCIAL SERVICES, PCA, as Agent, for the benefit of the Banks (the “Agent”), pursuant to the Credit Agreement (as defined below), whose mailing address is 1921 Premier Drive, P.O. Box 4249, Mankato, Minnesota 56002-4249 (the Agent for the benefit of the Banks, the “Beneficiary”).

This Deed of Trust shall secure the original principal amount of Forty Three Million and No/100 ($43,000,000.00) Dollars which amount constitutes the “Initial Amount of the Debt”, and this Deed of Trust is further intended to secure the entire “Secured Indebtedness” as hereinafter defined.

Trustor, Green Plains Holdings LLC, a Delaware limited liability company (“Holdings”), and Beneficiary entered into that certain Credit Agreement of even date herewith, executed by and among the Trustor, Holdings, the several banks, financial institutions and other entities from time to time parties thereto as “Banks”, and the Beneficiary, as the same may from time to time be amended, modified, extended, renewed, refinanced or restated, (the “Credit Agreement”) and the other Loan Documents (as defined in the Credit Agreement) referenced therein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

This Deed of Trust allows for future advances, but the amount of any advance is not currently known.

To secure the performance of the covenants and commitments of the Trustor to the Beneficiary, its successors and assigns, and the payment to the Beneficiary, its successors and assigns, of: (i) the Initial Amount of the Debt, as evidenced by the Notes, in the principal sum of $43,000,000.00, the balance of the Notes being due and payable on or before the Maturity Date, unless sooner called by the Beneficiary as provided in the Notes, and (ii) any other obligations and liabilities of the Trustor to the Agent or the Banks pursuant to terms of this Deed of Trust, the Credit Agreement, the Notes, or any other Loan Documents; and for and to secure the payment to the Beneficiary, its successors and assigns, at the times demanded and with interest thereon at the Default Rate (as defined in the Credit Agreement) of all sums advanced in protecting the lien of this Deed of Trust (all sums referred to in (i) and (ii) being collectively referred to herein as the “Secured Indebtedness”), and in consideration of the sum of $1.00 paid by the Beneficiary to the Trustor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustor does hereby MORTGAGE, GRANT, BARGAIN, SELL AND CONVEY unto the Trustee, in trust, WITH POWER OF SALE, for the benefit of the Beneficiary, its successors and assigns, forever, and GRANTS A SECURITY INTEREST to the Trustee, in trust, for the benefit of the Beneficiary, its successors and assigns, in the following properties (all of the following being hereafter collectively referred to as the “Trust Property”):

A. Real Property

All the tracts or parcels of real property lying and being in the County of Valley, State of Nebraska (the “Land”), all as more fully described in Exhibit A attached hereto and made a part hereof, together with all improvements, buildings or structures owned by Trustor, situated, now or hereafter placed or constructed upon the Land (“Improvements”), all right, title, and interest of the Trustor in and to the Land and in and to lands lying in any and all streets, lanes, alleys, passages and roads adjoining the Land, and together with all right, title, and interest of the Trustor in and to all annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments, appurtenances, minerals, mineral rights, water and water rights, now or hereafter belonging or pertaining to the Land (the “Real Property”); and

B. Personal Property

All right, title, and interest of the Trustor in and to all equipment, fixtures, improvements, building supplies and materials and other personal property now or hereafter attached to, located in, placed in or necessary to the use of the improvements on the Land or Improvements (the “Personal Property” and together with the Real Property described in the preceding paragraph, the “Trust Premises”); and

C. Leases, Rents, Issues and Profits

All right, title, and interest of the Trustor in and to all leases, accounts, rents, issues and profits now or which may hereafter become due with respect to the Trust Premises or any part thereof; and

D. Judgments and Awards

All right, title, and interest of the Trustor in and to any and all awards or compensation made by any governmental or other lawful authorities for the taking or damaging by eminent domain of the whole or any part of the Trust Premises or any rights appurtenant thereto, including any awards for a temporary taking, change of grade of streets or taking of access; and

E. After-Acquired Property

All right, title, and interest of the Trustor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenants to the items or types of property described in Sections A through D above, which are hereafter acquired by or released to the Trustor, or are hereafter constructed, assembled or placed by the Trustor on the Trust Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement, or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment, or other act by the Trustor, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by the Trustor and specifically described in the granting clause hereof, but at any and all times the Trustor will execute and deliver to the Trustee and the Beneficiary any and all such further assurances, mortgages, conveyances, or assignments thereof as the Trustee or the Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Deed of Trust.

TO HAVE AND TO HOLD the Trust Property unto the Trustee, in trust, for the benefit of the Beneficiary forever.

ARTICLE I

Trustor’s

Representations, Warranties

Covenants and Agreements

The Trustor makes the following representations, warranties, covenants and agreements with the Beneficiary:

1.1. First Lien Status. The Trustor owns the Trust Property free and clear of any and all liens, except the liens described on Exhibit B attached hereto and encumbrances of which the Agent had actual knowledge as of the date hereof (“Permitted Encumbrances”); provided however that encumbrances which are not described on Exhibit B and which were known or discoverable by the Trustor or its agents or representatives through its investigation of the Trust Property prior to the Closing Date, including without limitation through information available to the Trustor or its agents or representatives in the Bankruptcy Case (as defined in the Acquisition Agreement) shall not be included in the definition of Permitted Encumbrances herein, and any other Permitted Liens from time to time affecting the Trust Property. Except for the Permitted Encumbrances, this Deed of Trust creates a valid first priority lien and security interest against the Trust Property. The Trustor shall preserve and protect the first lien and security interest status of this Deed of Trust subject to Permitted Encumbrances and any other Permitted Liens from time to time affecting the Trust Property.

1.2. Payment and Performance. The Trustor shall pay the Secured Indebtedness when due under the terms of the Credit Agreement and the other Loan Documents and shall duly perform and observe all of the covenants, agreements and provisions contained in this Deed of Trust, the Credit Agreement and the other Loan Documents. The Trustor shall duly perform and observe all  of the covenants, agreements and provisions contained in this Deed of Trust.  No payment or collection of any of the Secured Indebtedness shall reduce the amount secured by this Deed of Trust.

1.3. Care of Trust Property; No Waste. Subject to the terms of the Credit Agreement, the Trustor shall, at all times, keep and maintain the Trust Premises in good repair and operating condition, subject to ordinary wear and tear, and shall not commit, or suffer to be committed, any material waste or misuse of the Trust Premises, and shall repair, restore or replace, any buildings, improvements or structures now or hereafter placed or located on the Trust Premises which may become damaged or destroyed in accordance with the terms of this Deed of Trust and the Credit Agreement. The Trustor shall not, without the prior written consent of the Beneficiary, or except as permitted under the Credit Agreement: (i) remove or permit the removal of any material buildings, structures or other material improvements or material fixtures, or (ii) otherwise make any material alterations in any improvements which will materially and adversely alter the basic structure, materially and adversely affect the market value, or materially and adversely change the existing architectural character of the Trust Premises. The Trustor will not acquiesce in any rezoning classification, modification or public or private restriction which in any way limits or otherwise materially and adversely affects the Trust Premises, or any part thereof. The Trustor shall not vacate or abandon the Trust Premises.

1.4. Payment of Utilities and Operating Costs. To the extent required under the Credit Agreement, the Trustor shall pay, or cause to be paid, when due, all charges made for electricity, gas, heat, water, sewer, and all other utilities and operating costs and expenses incurred in connection with the Trust Property to the extent required under the Credit Agreement.

1.5. Liens. To the extent required under the Credit Agreement, the Trustor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of a lien on the Trust Property, or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and in general will do or cause to be done everything necessary so that the lien of this Deed of Trust shall be fully preserved, at the cost of the Trustor, without expense to the Trustee or Beneficiary. The Trustor shall not do, or permit to be done, anything that may in anyway weaken, diminish, or impair the security of this Deed of Trust. Should any fixture be installed to the Trust Property from or after the date hereof, the lien of this Deed of Trust shall immediately attach to said fixture and shall be prior and superior to all other liens or claims. The Trustor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants, and conditions of all Permitted Encumbrances, as set forth in Exhibit B attached hereto, the noncompliance with which may affect the security of this Deed of Trust, or may impose duty or obligation upon the Trustor or any sublessee or occupant of the Trust Property or any part thereof, and the Trustor shall do or cause to be done all things necessary to preserve intact and unimpaired all easements, appurtenances, and other interests and rights in favor of or constituting any portion of the Trust Property.

1.6. Real Property Taxes and Assessments. The Trustor agrees to pay all real property taxes, assessments, and other similar charges made against the Trust Property in accordance with the terms and conditions of the Credit Agreement.

1.7. Deed of Trust Taxation. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon a beneficiary the payment of the whole or any part of the amounts herein required to be paid by the Trustor, or changing in any way the laws relating to the taxation of deeds of trust or debts secured by deeds of trust or a beneficiary’s interest in the Trust Property, so as to impose such imposition on the Trustee or the Beneficiary or on the interest of the Trustee or the Beneficiary in the Trust Property, then, in any such event, the Trustor shall bear and pay the full amount of such imposition, provided that if for any reason payment by the Trustor of any such imposition would be unlawful, or if the payment thereof would constitute usury or render the Secured Indebtedness wholly or partially usurious, the Beneficiary shall pay that amount or portion of such impositions as renders the Secured Indebtedness hereby unlawful or usurious, in which event the Trustor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said imposition.

1.8. Compliance with Laws. The Trustor shall materially comply with all present and future laws, ordinances, regulations, covenants, conditions and restrictions affecting the Trust Property or the operation thereof, and shall pay all fees or charges of any kind in connection therewith to the extent required under the Credit Agreement.

1.9. Permitted Contests. INTENTIONALLY DELETED.

1.10. Duty to Defend. The Trustor shall promptly notify the Trustee and Beneficiary of and appear in and defend any suit, action or proceeding that affects the Secured Indebtedness, or any right or interest of the Trustee or the Beneficiary under this Deed of Trust. If an Event of Default has occurred and is continuing, the Trustee or the Beneficiary may, at their option, elect to appear in or defend any such action or proceeding, and the Trustor agrees to indemnify and reimburse the Trustee and the Beneficiary from any and all loss, damage, reasonable and documented expense or cost arising out of, or incurred in connection with any such suit, action or proceeding, including, but not limited to, costs of evidence of title and attorneys’ fees if allowed by law except for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of the Trustee or the Beneficiary.

1.11. Insurance Coverage. The Trustor shall obtain and keep in force and effect during the term of this Deed of Trust at its sole cost and expense such insurance as required in accordance with the terms and conditions of the Credit Agreement.

1.12. Notice of Damage. The Trustor shall give the Beneficiary prompt notice of any material damage to or destruction of the Trust Property and authorize the Beneficiary to make proof of loss if not made promptly by the Trustor. In case of loss covered by policies of insurance held as Collateral, the Trustor shall not without the express written consent of the Beneficiary settle, adjust or compromise any claim arising out of such policies, or collect and receive the proceeds payable therefrom. Any expense incurred by the Beneficiary in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of the Beneficiary) shall be reimbursed to the Beneficiary first out of any proceeds. The proceeds or any part thereof shall be applied, at the Beneficiary’s option to the repair or replacement of the assets subject to such casualty or, upon or in reduction of the Secured Indebtedness or to the restoration or repair of the Trust Property.

1.13. Condemnation. The Trustor shall give the Trustee and the Beneficiary prompt notice of any action, actual or threatened, in condemnation or eminent domain. The Trustor may in good faith contest any condemnation or eminent domain action by appropriate legal action or proceedings. Any such contest shall be prosecuted with due diligence. The Trustor hereby irrevocably assigns, transfers, and sets over to the Trustee for the benefit of the Beneficiary, to the extent of the remaining unpaid Secured Indebtedness, the entire proceeds of any award, payment or claim for damages for all or any part of the Trust Property taken or damaged, whether temporary or permanent, under the power of eminent domain or condemnation, and authorizes the Trustee and the Beneficiary to intervene in any such action in the name of the Trustor and to collect and receive from the condemning authorities and give proper receipts and acquaintances for such proceeds. Any expenses incurred by the Trustee or the Beneficiary in intervening in such action or collecting such proceeds shall be reimbursed to the Trustee and the Beneficiary first out of the proceeds. So long as no Event of Default exists, the proceeds or any part thereof shall be applied upon or in reduction of the Secured Indebtedness then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Trust Property, the choice of application to be solely at the discretion of the Beneficiary.

1.14. Restoration of Trust Property After Loss. Should any insurance or condemnation proceeds be applied to the restoration or repair of the Trust Property, the restoration or repair shall be done under the supervision of an architect reasonably acceptable to the Beneficiary, pursuant to plans and specifications reasonably approved by the Beneficiary, and in accordance in all material respects with all applicable building laws, regulations and ordinances, including, but not limited to, the Accessibility Guidelines set forth in the Americans with Disabilities Act. In such case, the proceeds shall be held by the Beneficiary for such purposes and will from time to time be disbursed by the Beneficiary to defray the costs of such restoration or repair under such safeguards and controls as the Beneficiary may reasonably require to assure completion in accordance with the approved plans and specifications and free of liens, other than Permitted Liens. Any surplus which may remain after payment of all costs of restoration or repair may, at the option of the Beneficiary, be applied on account of the Secured Indebtedness then most remotely to be paid, whether due or not, without application of any prepayment premium, or shall be returned to the Trustor, the choice of application to be solely at the discretion of the Beneficiary.

1.15. Environmental Compliance. Trustor shall comply with all applicable Environmental Laws as required in the Credit Agreement.

1.16. Financial and Operating Statements. Trustor shall provide all Financial Statements and operating statements as required in the Credit Agreement.

1.17. Beneficiary’s Right of Entry. The Trustor shall permit the Beneficiary or its authorized representatives to enter the Trust Property on the terms and conditions set forth in the Credit Agreement.

1.18. Due on Sale. Except as otherwise permitted pursuant to the terms of the Credit Agreement, the Trustor shall not voluntarily or involuntarily sell, convey, transfer, further mortgage, encumber, or dispose of the Trust Property, or any part thereof, or any interest therein, legal or equitable, or agree to do so, without first obtaining the written consent of the Beneficiary. The Beneficiary’s consent to any one transaction shall not be deemed to be a waiver of the requirement to receive the Beneficiary’s consent to future or successive transactions.

1.19. Beneficiary’s Right to Cure. If the Trustor shall fail to materially comply with any of the covenants or obligations of this Deed of Trust such that an Event of Default has occurred hereunder, to the extent permitted under the terms of the Credit Agreement the Beneficiary may, but shall not be obligated to, without further demand upon or notice to the Trustor, and without waiving or releasing the Trustor from any obligation contained in this Deed of Trust, perform such covenants and agreements, investigate and defend against such action or proceeding, and take such other action as the Beneficiary deems reasonably necessary to protect its interest in the Trust Property or this Deed of Trust. Subject to the terms of the Credit Agreement, the Trustor agrees to repay upon demand all sums incurred by the Beneficiary in remedying any such failure, together with interest at the Default Rate. All such sums, together with interest as aforesaid, shall become so much additional Secured Indebtedness, but no such advance shall be deemed to relieve the Trustor from any failure hereunder.

1.20. Uniform Commercial Code Security Interest. This Deed of Trust shall constitute a security agreement as defined in the Uniform Commercial Code and SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING which is to be filed in the real estate records of the County where the Trust Property is situated. The name of the record owner of said real estate is the Trustor set forth on page one of this Deed of Trust. Information concerning the security interest created by this Deed of Trust may be obtained from the Beneficiary, as secured party, at its address as set forth on page one of this Deed of Trust. The name and address of the Trustor, as debtor, and the name and address of the Beneficiary, as secured party, are as set forth on page one of this Deed of Trust. This Deed of Trust covers goods which are, or are to become, “fixtures” as defined in the Uniform Commercial Code. This Deed of Trust is sufficient as a financing statement, and as a financing statement it covers goods which are, or are to become, fixtures on the Land. In addition, the Trustor shall execute and deliver to the Beneficiary, upon the Beneficiary’s request, any financing statements or amendments thereto or continuation statements thereto that the Beneficiary may require to perfect a security interest in said items or types of property. The Trustor shall pay all costs of filing such instruments. All references to the Uniform Commercial Code in this Deed of Trust shall mean the Uniform Commercial Code as in effect in the State of Nebraska.

1.21. Leases. The Trustor shall, at its own cost and expense, perform, comply with and discharge all of the obligations of the Trustor under all leases and agreements for the use of the Trust Property and use reasonable efforts to enforce or secure the performance of each obligation and undertaking of the respective tenants under such leases and shall appear in and defend, at its own cost and expense, any action or proceeding arising out of or in any manner connected with the Trustor’s interest in any leases of the Trust Property. The Trustor shall permit no surrender nor assignment of any tenant’s interest under said leases unless the right to assign or surrender is expressly reserved under the lease, nor receive any installment of rent for more than one (1) month in advance of its due date unless otherwise required pursuant to the terms of the applicable lease, nor execute any mortgage or create or permit a lien which may be or become superior to any such leases, nor permit a subordination of any lease to such mortgage or lien. The Trustor shall not materially modify or amend the terms of any such leases, nor borrow against or pledge the rentals from such leases, nor exercise or waive any default of the tenant thereunder without the prior consent of the Beneficiary. The Trustor agrees to obtain the Beneficiary’s prior written approval before entering into any lease with a term of five (5) years or more. Should the Trustor fail to perform, comply with or discharge any material obligations of the Trustor under any lease or should the Beneficiary become aware of or be notified by any tenant under any lease of a material failure on the part of the Trustor to so perform, comply with or discharge its obligations under said lease, the Beneficiary may, but shall not be obligated to, and without further demand upon or notice to the Trustor, and without waiving or releasing the Trustor from any obligation in this Deed of Trust contained, remedy such failure, and the Trustor agrees to repay upon demand all sums incurred by the Beneficiary in remedying any such failure together with interest at the Default Rate. All such sums, together with interest as aforesaid, shall become so much additional Secured Indebtedness, but no such advance shall be deemed to relieve the Trustor from any Event of Default hereunder.

1.22. No Consent. Nothing contained in this Deed of Trust shall constitute any consent or request by the Beneficiary, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Trust Property or any part thereof, nor as giving the Trustor or any party in interest with the Trustor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against the Beneficiary in respect thereof, or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Deed of Trust.

1.23. Further Assurances. The Trustor shall execute and deliver to the Trustee and/or the Beneficiary, as applicable, from time to time, on demand, such further instruments, security agreements, financing statements under the Uniform Commercial Code and assurances and do such further acts as Trustee and Beneficiary may reasonably require to carry out more effectively the purposes of this Deed of Trust and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or so intended to be. The Trustor shall pay any recording fees, filing fees, mortgage registry taxes, stamp taxes and other charges arising out of such further assurances and instruments in accordance with the terms of the Credit Agreement.

1.24. Miscellaneous Rights of Beneficiary. Without affecting the liability of any party liable for payment of the Secured Indebtedness or the performance of any obligation contained herein, and without affecting the rights of the Beneficiary with respect to any security not expressly released in writing, the Beneficiary may, at any time, and without notice to or the consent of the Trustor or any party with an interest in the Trust Property or the Notes (a) release any person or entity liable for payment of all or any part of the Secured Indebtedness or for the performance of any obligation herein, (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Secured Indebtedness or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof, (c) accept any additional security, (d) request the Trustee to release or otherwise deal with any property, real or personal, including any or all of the Trust Property, including making partial releases of the Trust Property, or (e) resort to any security agreements, pledges, contracts of guaranty, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine. No act or thing, except full payment of the Secured Indebtedness, which but for this provision could act as a release, termination, satisfaction or impairment of this Deed of Trust shall in any way release, terminate, satisfy or impair this Deed of Trust.

ARTICLE II

Defaults and Remedies

2.1. Events of Default. The occurrence of an Event of Default (as defined in the Credit Agreement) shall constitute an “Event of Default” hereunder.

2.2. Remedies. Upon the occurrence and during the continuance of an Event of Default subject to the terms of the Credit Agreement, the Beneficiary may, at its option, and without notice to the Trustor, unless otherwise provided herein, exercise any or all of the following rights and remedies, and any other rights and remedies now or then available to it, either hereunder or at law or in equity, including, without limitation, the rights and remedies provided in the assignment of rents contained herein:

a.

The Beneficiary may immediately, and without notice to the Trustor, except as required by applicable statutes governing foreclosure of debt secured by real estate, declare the entire unpaid principal balance of the Notes together with all accrued interest thereon to be immediately due and payable and thereupon all such and all other Secured Indebtedness shall be and become immediately due and payable.

b.

The Beneficiary may enter upon, take immediate possession of, manage, and operate the Trust Property or any part thereof; make repairs and alterations and do any acts which the Beneficiary deems reasonably proper and necessary or advisable to protect the security hereof, including but not limited to those granted the Beneficiary pursuant to the Loan Documents; and either with or without taking possession, in its own name, sue for or otherwise collect and receive rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees and the Beneficiary’s costs, upon the Secured Indebtedness and in such order as the Beneficiary may determine. Upon request of the Beneficiary, the Trustor shall assemble and make available to the Beneficiary at the Land any of the Trust Property which has been removed therefrom. The entering upon and taking possession of the Trust Property, the collection of any rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice of default hereunder or invalidate any act done pursuant to any such notice. Notwithstanding the Beneficiary’s continuance in possession or receipt and application of rents, issues or profits, the Beneficiary shall be entitled, as a matter of right, to exercise every right provided for in this Deed of Trust or by law upon or after the occurrence of a default. Any of the actions referred to in this Section 2.2 may be taken by the Beneficiary at such time as the Beneficiary is so entitled pursuant to the terms of the Credit Agreement and this Deed of Trust without regard to the adequacy of any security for the Secured Indebtedness.

c.

The Beneficiary shall, without regard to the adequacy of any security for the Secured Indebtedness, be entitled to the immediate ex parte appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect the Trust Property and operate the same and collect the rents, issues and profits therefrom.

d.

The Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to enforce any of the covenants hereof.

e.

The Trustee may, and upon the request of Beneficiary shall, elect to cause the Trust Property or any part thereof to be sold as follows:

(1)

The Trustee may proceed as if all of the Trust Property were real property in accordance with subsection 2.2(e)(4) below, or the Trustee may elect to treat any of the Trust Property which consists of a right in action or which is property that can be severed from the Land without causing structural damage thereto as if the same were personal property and dispose of the same in accordance with subsection 2.2(e)(3) below, separate and apart from the sale of real property, the remainder of the Trust Property being treated as real property.

(2)

The Trustee may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided or provided in the Credit Agreement or Notes secured hereby (or immediately upon the expiration of any redemption period required by law), or the Trustee may delay any such sale or other disposition for such period of time as the Trustee deems to be in its best interest. Should the Trustee desire that more than one such sale or other disposition be conducted, the Trustee may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as the Trustee may deem to be in its best interest.

(3)

Should the Trustee elect to cause any of the Trust Property to be disposed of as personal property as permitted in subsection 2.2(e)(1) above, it or Beneficiary may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the Uniform Commercial Code or in accordance with any other remedy provided by law. Both the Trustor and the Beneficiary shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as the Trustee or the Beneficiary may so elect, subject to the provisions of the Uniform Commercial Code. The Trustee or the Beneficiary shall give the Trustor at least ten (10) days prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is made, and if such notice is sent to the Trustor at the address above set forth, it shall constitute reasonable notice to the Trustor.

(4)

Should the Trustee elect to sell the Trust Property which is real property or which it has elected to treat as real property, upon such election, the Trustee shall give such notice of default and its election to sell as may then be required by applicable law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by applicable law, the Trustee, at the time and place specified by such notice of sale, shall sell such Trust Property, or any portion thereof specified by the Trustee, at public auction to the highest bidder for cash in lawful money of the United States. The Trustee may, and upon request of the Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Trust Property consists of several lots or parcels, the Trustee may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including the Trustor, the Trustee, or the Beneficiary may purchase at the sale. Upon any sale, the Trustee shall execute and deliver to the purchaser or purchasers, a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be led into immediate possession.

(5)

This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Trust Property in any manner permitted by the laws of the State of Nebraska or of any other state in which any part of the Trust Property is situated, and any foreclosure suit may be brought by the Trustee or by the Beneficiary. In the event a foreclosure hereunder shall be commenced by the Trustee, or its substitute or successor, the Beneficiary may at any time before the sale of the Trust Property direct the Trustee to abandon the sale, and may then institute suit for the collection of the Notes and the other Secured Indebtedness, and for the foreclosure of this Deed of Trust.

It is agreed that if the Beneficiary should institute a suit for the collection of the Notes or any other Secured Indebtedness and for the foreclosure of this Deed of Trust, the Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee or his substitute or successor to sell the Trust Property in accordance with the provisions of this Deed of Trust.

(6)

In the event of a sale or other disposition of any such property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as default, the giving of notice of default, and notice of sale, terms of sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited herein.

(7)

The proceeds of any sale or disposition hereunder, together with any other sums which then may be held by the Trustee or the Beneficiary under this Deed of Trust, whether under the provisions of this Section 2.2, or otherwise, shall unless and except as otherwise provided in the Credit Agreement, be applied as follows: FIRST, to the expenses of such sale or disposition together with Trustee’s fees and reasonable attorneys’ fees and expenses, the Beneficiary’s costs and the actual cost of publishing, recording, mailing and posting notice; SECOND, to the cost of any search or other evidence of title procured in connection therewith, if applicable, and recordation and transfer taxes and other charges, if any, on any release or deed of reconveyance; THIRD, to the payment of all amounts secured by this Deed of Trust, including but not limited to those set forth in the Notes, the Credit Agreement and the Loan Documents, and all other sums due to the Beneficiary from the Trustor; FOURTH, to all other sums secured hereby; and the remainder, if any, to the person or persons legally entitled thereto in the order of their priority.

f.

Any payment of the principal amount of Secured Indebtedness subsequent to the entire amount of the Secured Indebtedness becoming immediately due and payable under the terms of this Section 2.2 shall be deemed a prepayment of such principal amount subject to any prepayment premium or other additional sums payable as specified under the terms of the Notes or Credit Agreement.

g.

The Beneficiary shall have the right to become the purchaser at any sale held by the Trustee or substitute or successor or by any receiver or public officer, and the Beneficiary shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Secured Indebtedness owing to the Beneficiary, or if the Beneficiary holds less than all of such indebtedness the pro rata part thereof owing to the Beneficiary, accounting to all other beneficiaries or note holders not joining in such bid in cash for the portion of such bid or bids apportionable to such nonbidding beneficiary or note holders.

h.

The Trustee may be removed at any time with or without cause by an instrument in writing executed by the Beneficiary. In case of the death, resignation, removal or disqualification of the Trustee or if for any reason the Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named Trustee or any substitute or successor trustee, then the Beneficiary shall have the right and hereby is authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by the Beneficiary and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Indebtedness finally has been paid in full or until the Trust Property is sold hereunder. All references herein to the Trustee shall be decreed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. The Trustor hereby ratifies and confirms any and to any and all acts which the herein named Trustee or its successor or successors, substitute or substitutes, in this trust, lawfully shall do by virtue hereof.

ARTICLE III

Miscellaneous

3.1.

Trustor’s Acknowledgment of Remedies. SUBJECT TO THE TERMS OF THE CREDIT AGREEMENT, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE TRUSTOR HEREBY CONSENTS AND AGREES TO THE FORECLOSURE AND SALE OF THE TRUST PROPERTY BY ACTION PURSUANT TO APPLICABLE LAW OR, AT THE OPTION OF THE BENEFICIARY, BY EXERCISE OF THE POWER OF SALE PURSUANT TO APPLICABLE LAW (OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTES HEREAFTER ENACTED). The Trustor understands that upon the occurrence and during the continuance of an Event of Default, the Beneficiary may also elect its rights under the Uniform Commercial Code and take possession of the Personal Property (as defined in this Deed of Trust) and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereafter amended or by any similar or replacement statute hereafter enacted. THE TRUSTOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS PARAGRAPH AND THE TRUSTOR’S RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT THE TRUSTOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

3.2. Continued Priority. Any agreement hereafter made by the Trustor and the Beneficiary pursuant to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

3.3. Cumulative Rights. Each right, power or remedy herein conferred upon the Beneficiary is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to the Beneficiary, at law or in equity, or under the Uniform Commercial Code or other law, or under any other Loan Document, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Beneficiary and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by the Beneficiary in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Beneficiary to resort thereto at a later date or be construed to be a waiver of any Event of Default under this Deed of Trust.

3.4. Waiver. The Trustor hereby waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereafter in force. The Trustor hereby waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Trust Property, or as to require the Beneficiary or any other person to exhaust its remedies against a specific portion of the Trust Property before proceeding against the other and does hereby expressly consent to and authorize the sale of the Trust Property or any part thereof as a single unit or parcel.

3.5. Satisfaction of Deed of Trust/Reconveyance of Trust Property. When all Secured Indebtedness has been paid or if otherwise required to be released pursuant to the terms of the Credit Agreement, then the Trustee, its successor or assigns, shall reconvey all of the Trust Property conveyed to the Trustee by the Trustor. Any part of the Trust Property may be conveyed at any time to the Trustor at the request of the Beneficiary without affecting the validity and priority of the lien of this Deed of Trust upon the remainder of the Trust Property.

3.6. Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MINNESOTA, EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION AND FORECLOSURE OF LIENS, AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE TRUST PROPERTY, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEBRASKA.

3.7. Binding Effect. This Deed of Trust and each and every covenant, agreement and other provision hereof shall be binding upon the Trustor and its successors and assigns including without limitation each and every from time to time record owner of the Trust Property and any other person having an interest therein, shall run with the land and shall inure to the benefit of the Beneficiary and its successors and assigns. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to this Deed of Trust.

3.8. Severability and Survival. The unenforceability or invalidity of any provisions hereof shall not render any other provision, or provisions herein contained unenforceable or invalid. The foreclosure of this Deed of Trust or the exercise of the power of sale under this Deed of Trust will not affect or limit any remedy of the Beneficiary on account of any breach by the Trustor of the terms of this Deed of Trust occurring prior to such foreclosure or sale, except to the extent of the amount bid at such foreclosure or sale.

3.9. Captions. The captions and headings of the various sections of this Deed of Trust are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

3.10. Notices. Any notice which any party hereto may desire or may be required to give to any other party shall be in accordance with the notice provisions set forth in the Credit Agreement.

3.11. Credit Agreement. Reference is hereby made for all purposes to the Credit Agreement pertaining to the funding of the principal amount of the Notes. Trustor agrees to comply with the covenants and conditions of the Credit Agreement, if any, which are hereby incorporated by reference in and made a part of this Deed of Trust. All advances made by the Beneficiary pursuant to the Credit Agreement shall be Obligations of Trustor secured by this Deed of Trust, and such advances may be obligatory as provided in the Credit Agreement.

3.12. Duties and Obligations of Trustee. The Trustor agrees that: (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Deed of Trust and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be imposed upon the Trustee; (b) no provision of this Deed of Trust shall require the Trustee to expend or risk its own funds, or otherwise incur any financial obligation in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured of it; (c) the Trustee may consult with counsel of its own choosing and the advice of such counsel shall be full and complete authorization and protection in the respect of any actions taken or suffered by it hereunder in good faith and in reliance thereon; (d) the Trustee shall not be liable for any action taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Deed of Trust. The Trustee hereby agrees with the Beneficiary that the Trustee will act for no consideration in routine matters (e.g., execution of partial release of security, extension agreements, modification agreements, or satisfactions) with respect to this Deed of Trust. In the event of foreclosure, the Trustee will serve for a Trustee’s commission agreeable to the Trustee and the Beneficiary. If the Beneficiary determines that there shall be a substitute Trustee for any reason, the Trustee will supply a recordable resignation at the request of the Beneficiary. The Trustee shall have the right, at its sole option and from time to time, to substitute one or more trustees for the Trustee named above, without notice to the Trustor. In the event there shall be more than one trustee, either trustee may act hereunder.

3.13.

Request for Notice. The Trustor hereby requests a copy of any notice of default and any notice of sale hereunder be mailed to the Trustor at the Trustor’s address set forth in the first paragraph of this Deed of Trust.

3.14

Conflicts. Notwithstanding anything in this Deed of Trust to the contrary (other than the preceding sentence), if any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern and control.

While hereby expressly reserving the priority of this Deed of Trust as established by law, the Trustee and the Beneficiary hereunder request that a copy of any notice of default and any notice of sale under any deed of trust recorded against the Property either prior to, or subsequent to the date this Deed of Trust is recorded be mailed to each at the addresses set forth in the first paragraph of this Deed of Trust.

THE TRUSTOR REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE TRUSTOR HAS READ ALL OF THIS DEED OF TRUST AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS DEED OF TRUST. THE TRUSTOR ALSO AGREES THAT THE TRUSTEE’S AND THE BENEFICIARY’S COMPLIANCE WITH THE EXPRESS PROVISIONS OF THIS DEED OF TRUST SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

{SIGNATURE PAGE TO FOLLOW THIS PAGE}

SIGNATURE PAGE

TO

DEED OF TRUST,

SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES

AND FIXTURE FILING

from

GREEN PLAINS ORD LLC, Trustor

to

TICOR TITLE INSURANCE COMPANY,

as Trustee

IN WITNESS WHEREOF, the undersigned has executed this Deed of Trust as of the day and year first above written.

TRUSTOR:

GREEN PLAINS ORD LLC

____________________________________

By:

Its:

STATE OF ____________)

)ss.

COUNTY OF __________)

On this ________________, 2009, before me the undersigned, a Notary Public in and for the said County and State, personally appeared _____________, being the ______________________________ of GREEN PLAINS ORD LLC, a Delaware limited liability company, who is personally known to me to be the identical person whose name is affixed to the foregoing Deed of Trust and acknowledged the execution thereof to be his voluntary act and deed as such officer and the voluntary act and deed of said company.

__________________________________

Notary Public

EXHIBIT A

LEGAL DESCRIPTION

ADDRESS[1]	CITY	STATE	COUNTY	OWNER
48267 Val-E Road	Ord	Nebraska	Valley	VeraSun Ord, LLC

The land referred to is situated in the State of Nebraska, County of Valley and is described as follows:

Tract A:

A tract of land located in part of the Southwest Quarter of Section 33, Township 19 North, Range 13 West of the 6th P.M., Valley County, Nebraska, and more particularly described as follows:

Commencing at the Southeast corner of the Southwest Quarter of Section 33, said point also being the Point of Beginning; thence on an assumed bearing of North 89 degrees 28 minutes 11 seconds West a distance of 171.93 feet to the northerly railroad right-of-way line of Union Pacific Railroad; thence North 53 degrees 03 minutes 31 seconds West upon and along said northerly railroad right-of-way a distance of 2749.86 feet; thence North 00 degrees 01 minutes 17 seconds West a distance of 1006.05 feet to the North line of said Southwest Quarter; thence South 89 degrees 50 minutes 02 seconds East upon and along said North line a distance of 2252.02 feet; thence South 15 degrees 01 minutes 24 seconds East a distance of 49.27 feet to a point of curvature; thence around a curve in a counter-clockwise direction, having a delta angle of 62 degrees 06 minutes 54 seconds, a radius of 175.00 feet, and a chord bearing of South 45 degrees 33 minutes 57 seconds East a chord distance of 180.56 feet to the East line of said Southwest Quarter; thence South 00 degrees 32 minutes 42 seconds West upon and along said East line a distance of 2479.89 feet to the Point of Beginning.

Said tract is also known and described as:

A tract of land located in part of the Southwest Quarter of Section 33, Township 19 North, Range 13 West of the 6th P.M., Valley County, Nebraska, described as follows:

Point of Beginning at the Southeast corner of the Southwest Quarter of said Section 33; thence N 89 degrees 34 minutes 32 seconds W on the South line of the said Southwest Quarter a distance of 172.06 feet to a point on the northeasterly right-of-way line of the Union Pacific Railroad; thence N 53 degrees 09 minutes 52 seconds W on said right-of-way line a distance of 2750.00 feet; thence N 00 degrees 06 minutes 44 seconds W a distance of 1006.08 feet to a point on the North line of the said Southwest Quarter, said point also being 272.36 feet East of the West Quarter corner of said section; thence S 89 degrees 55 minutes 33 seconds E on the said North line a distance of 2252.07 feet to a point on the westerly right-of-way line of the North Loup River Public Power and Irrigation District Canal; thence S 15 degrees 09 minutes 33 seconds E on said canal right-of-way a distance of 49.30 feet to a point of curvature; thence continuing southeasterly on said canal right-of-way line on a 175.00 foot radius curve to the left a distance of 190.03 feet, chord bearing of S 45 degrees 40 minutes 18 seconds E and a chord distance of 180.85 feet to a point on the East line of the said Southwest Quarter; thence S 00 degrees 26 minutes 46 seconds W on the said East line a distance of 2479.26 feet to the Point of Beginning.

Tract B:

A tract of land located in part of the Southeast Quarter of Section 33, Township 19 North, Range 13 West of the 6th P.M., Valley County, Nebraska, and more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of Section 33, said point also being the Point of Beginning; thence on an assumed bearing of North 00 degrees 32 minutes 59 seconds East upon and along the West line of said Southeast Quarter a distance of 2475.82 feet; thence South 88 degrees 17 minutes 01 seconds East a distance of 326.40 feet; thence North 01 degrees 42 minutes 59 seconds East a distance of 25.00 feet; thence South 88 degrees 17 minutes 01 seconds East a distance of 620.10 feet to a point of curvature; thence around a curve in a clockwise direction, having a delta angle of 90 degrees 00 minutes 00 seconds, a radius of 269.62 feet, and a chord bearing of South 43 degrees 17 minutes 01 seconds East a chord distance of 381.30 feet; thence South 01 degrees 42 minutes 59 seconds West a distance of 2199.10 feet to a point on the South line of said Southeast Quarter; thence North 89 degrees 50 minutes 09 seconds West upon and along said South line a distance of 1166.14 feet to the Point of  Beginning.

_______________________

1

To the extent that the street address and the legal description conflict, the legal description shall control.

Said tract is also known and described as:

A tract of land located in part of the Southeast Quarter of Section 33, Township 19 North, Range 13 West of the 6th P.M., Valley County, Nebraska described as follows:

Beginning at the Southwest corner of the Southeast Quarter of said Section 33; thence N 00 degrees 26 minutes 46 seconds E along the West line of the Southeast Quarter a distance of 2475.82 feet to a point on the southern line of the North Loup River Public Power and Irrigation District Canal right-of-way; thence along said canal right-of-way S 88 degrees 23 minutes 14 seconds E a distance of 326.40 feet; thence N 01 degrees 36 minutes 46 seconds E a distance of 25.00 feet; thence S 88 degrees 23 minutes 14 seconds E a distance of 620.10 feet to a point of curvature; thence continuing southeasterly on a 269.62 foot radius to the right, a distance of 423.52 feet, chord bearing of S 43 degrees 23 minutes 14 seconds E and chord distance of 381.30 feet; thence S 01 degrees 36 minutes 46 seconds W a distance of 2199.10 feet to a point on the South line of the Southeast Quarter of Section 33; thence N 89 degrees 56 minutes 22 seconds W along the South line of the Southeast Quarter a distance of 1166.14 feet to the point of beginning.

EXHIBIT B

PERMITTED ENCUMBRANCES

1.

Taxes and Assessments for 2009 and subsequent years, not yet due or payable and special assessments not yet certified to the county treasurers office for the following parcels

Tax ID #880036789 (TIF)

2.

Reservation in the Patent recorded in Deed Book 1 on Page 209, wherein the United States of America reserves all minerals, except the coal and iron.

3.

Grant of Easement from Ira D. Devillo Fish and Ethel Fish, husband and wife, to North Loup River Public Power and Irrigation District, dated July 30, 1938 and recorded August 6, 1940 in Misc. Book 16 on Page 210, for the right-of-way for the construction, operation and maintenance of a transmission line for the conduction of electrical energy, along a line 5 feet North of and parallel to the North right-of-way line of the railroad.  (Affects Tract A)

4.

Right-of-Way Easement from Richard L. Fish, executor of the Estate of Ethel Mae Fish, Deceased, to Loup Valleys Rural Public Power District, dated May 16, 1973 and recorded June 25, 1973 in Misc. Book 30 on Page 562, for the right-of-way to construct, operate, replace, repair and maintain an electric transmission or distribution line or system. (Affects Tract A)

5.

Ordinance No. 731 dated November 21, 2005 and recorded December 7, 2005 in Misc. Book 63 on Page 181, to include subject property within the municipal boundaries of the City of Ord, Valley County, Nebraska. (Affects Tracts A & B)

6.

Right-of-Way Easement from James Knapp and Virginia Knapp to Loup Valleys Rural Public Power District, its successors or assigns, dated January 18, 2006 and recorded January 19, 2006 in Misc. Book 63 on Page 233, to construct, operate, replace, repair and maintain an electric distribution line or system. (Affects all of SE¼ 33-19-13 - Tract B)

7.

Easement from Val-E Ethanol, LLC, Ord, Nebraska, a limited liability corporation (sic) to Loup Valleys Rural Public Power District, Ord, Nebraska, a public corporation and political subdivision of the State of Nebraska, dated July 21, 2006 and recorded July 31, 2006 in Misc. Book 63 on Page 586, for the installation, maintenance and operation thereon of an electrical substation and underground primary electric distribution loop feed through the plant site, including transformers and related equipment, with right to alter, inspect, repair and remove the same and to allow use of an access road to the substation site west from the plant entrance driveway. (Affects Tract B)

8.

Facilities Easement from Val-E Ethanol, LLC to Kinder Morgan, Inc., its successors and assigns, dated August 23, 2006 and recorded February 23, 2007 in Misc. Book 64 on Page 219, for the right-of-way and easement to survey, construct, install, erect, inspect, maintain, renew, repair, remove, replace and operate facilities and equipment in, on, over, under, upon, through, and to enjoy the exclusive use and occupancy of a tract of land in the SW¼ 33-19-13 - Tract A.

9.

Memorandum of Redevelopment Contract dated March 4, 2008 and recorded April 4, 2008 in Misc. Book 65 on Page 113, giving notice that on November 4, 2005, the Community Development Agency of the City of Ord, Nebraska, and Val-E Ethanol, LLC, entered into a Redevelopment Contract regarding subject real estate, and that said Redevelopment Contract sets forth terms and conditions between these parties and the use of the described property. (Affects Tracts A & B)

10.

Acquisition Contract between US Bio Ord and the City of Ord, dated  February 19, 2008 and recorded April 4, 2008 in Misc. Book 65 on Page 124, wherein US Bio Ord grants to the  City the right to excavate for, install, replace, maintain and use such water mains, water transmission lines, wells, well houses, and associated access roads as City shall, from time to time, elect for transporting water with the necessary and proper valves and other appliances and fittings. (Affects Tracts A & B)